99.7

Certificate to Operate an Open Video System

Before the
Federal Communications Commission
Washington, D.C. 20554

In the Matter of:	)
	)
WinSonic Digital Media Group, Ltd.	)
	)
Certification to Operate an	)
Open Video System	)
	)

MEMORANDUM OPINION AND ORDER

Adopted: September 15, 2006 **Released: September 15, 2006**

By the Deputy Chief, Policy Division, Media Bureau:

I. INTRODUCTION

1. On September 6, 2006, WinSonic Digital Media Group, Ltd. ("WinSonic") filed an application for certification to operate an open video system pursuant to Section 653(a)(1) of the Communications Act of 1934 ("Communications Act") and the Commission's rules.[1] WinSonic seeks to operate an open video system for Atlanta and Athens, Georgia (the "Service Area"). In accordance with the our procedures,[2] the Commission published notice of receipt of the WinSonic application[3] and posted the application on the Internet.[4] No comments regarding this application were received.

2. Pursuant to Section 653(a)(1) of the Communications Act, any entity meeting the requirements may obtain certification to operate an open video system.[5] In light of the brief period (ten days) for Commission review of certification filings, the Commission concluded that Congress intended there to be a streamlined certification process.[6] Open video system operators may apply for certification at any point prior to the commencement of service. Open video system operators must obtain certification

[1] 47 U.S.C. § 573(a)(1); 47 C.F.R. § 76.1502.

[2] *See Implementation of Section 302 of the Telecommunications Act of 1996, Open Video Systems*, 11 FCC Rcd 18223, 18247 (1996) ("*Second Report and Order*").

[3] *See Public Notice*, "WinSonic Digital Media Group, Ltd. Files An Application For Open Video System Certification," DA 06-1781 (MB, rel. September 8, 2006).

[4] The WinSonic application is available via the Internet at http://www.fcc.gov/mb/ovs/csovscer.html.

[5] *See* 47 U.S.C. § 573(a)(1); 47 C.F.R. § 76.1501. An operator of a cable system however, generally may not obtain such certification within its service area unless it is subject to "effective competition" as defined in Section 623(1)(l) of the Communications Act, 47 U.S.C. § 543(l)(l). The effective competition requirement does not apply to a local exchange carrier that is also a cable operator that seeks open video system certification within its cable service area.

[6] *Second Report and Order*, 11 FCC Rcd at 18243.

prior to the commencement of service, allowing sufficient time to comply with the Commission's requirements regarding notifications that applicants must provide to potential programming providers.[7]

3. As part of the certification process, the applicant must acknowledge and accept the obligations associated with operation of an open video system and must provide certain information regarding its proposed system.[8] To obtain certification, an applicant must file FCC Form 1275, which requires, among other things: (a) a statement of ownership, including a list of all affiliated entities;[9] (b) a representation that the applicant will comply with the Commission's regulations under Section 653(b) of the Communications Act;[10] (c) a list of the names of the communities the applicant intends to serve; (d) a statement of the anticipated type and amount of capacity that the system will provide; and (e) a statement as to whether the applicant is a cable operator applying for certification within its cable franchise area.

II. DISCUSSION

4. WinSonic has submitted an application on FCC Form 1275 for certification to operate an open video system in the Service Area. We have reviewed the information contained in WinSonic's application. As required by Form 1275, the WinSonic application provides the following: company information and a separate statement of ownership listing affiliated entities; eligibility and compliance representations; and system information and verification statements. WinSonic also confirmed that it served its application upon the designated telecommunications officials in Atlanta and Athens, Georgia.

5. We find that WinSonic has provided the requisite facts and representations concerning the open video system it intends to operate and has certified that it "agrees to comply and remain in compliance with each of the Commission's regulations" under Section 653(b) of the Communications Act. We note that if any representation in the WinSonic certification filing proves to be materially false or materially inaccurate, the Commission retains the authority to revoke WinSonic's certification or impose such other penalties it deems appropriate, including forfeiture.

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[7] *Id.* at 18247; 47 C.F.R. § 76.1502(a); *see also Implementation of Section 302 of the Telecommunications Act of 1996: Open Video Systems*, 14 FCC Rcd 19700, 19705 (1999) (deleting the pre-construction certification requirement from Section 76.1502(a) of our rules).

[8] *Second Report and Order*, 11 FCC Rcd at 18245-46.

[9] For purposes of determining whether a party is an affiliate, we have adopted the definitions contained in the notes to Section 76.501 of our rules, 47 C.F.R. § 76.501, with certain modifications. 47 C.F.R. § 76.1500(g). Generally, we will consider an entity to be an open video system operator's "affiliate" if the open video system operator holds 5% or more of the entity's stock, whether voting or non-voting. *Implementation of Section 302 of the Telecommunications Act of 1996, Open Video Systems*, 11 FCC Rcd 20227, 20235 (1996) ("*Third Report and Order*"); 47 C.F.R. § 76.1500(g).

[10] 47 U.S.C. § 573(b). This provision sets forth the Commission's requirements regarding non-discriminatory carriage; just and reasonable rates, terms and conditions; a one-third capacity limit on the amount of activated channel capacity on which an open video system operator may distribute programming when demand for carriage exceeds system capacity; channel sharing; sports exclusivity, network non-duplication and syndicated exclusivity; and non-discriminatory treatment in presenting information to subscribers. *See also* 47 C.F.R. § 76.1502(a).

III. ORDERING CLAUSES

6. Accordingly, **IT IS ORDERED**, that the application of WinSonic Digital Media Group, Ltd. for certification to operate an open video system in the Service Area **IS GRANTED**.

7. This action is taken by the Deputy Chief, Policy Division, Media Bureau, pursuant to the authority delegated by Section 0.283 of the Commission's Rules.[11]

FEDERAL COMMUNICATIONS COMMISSION

Steven A. Broeckaert
Deputy Chief, Policy Division
Media Bureau

[11] 47 C.F.R. § 0.283.

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year written below.

BellSouth Telecommunications, Inc.	WinSonic Digital Media Group, Ltd.
By:	By:
Name: Kristen E. Shore	Name: Winston D. Johnson
Title: Director	Title: Chairman/CEO
Date: 9/27/06	Date: 9-22-06